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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Cree Research, Inc. on Form S-8 (Numbers 33-98956 and 33-98958) and Form S-3 (Number 33-98728) of our report dated August 29, 1996, on our audits of the consolidated financial statements and financial statement schedule of Cree Research, Inc. as of June 30, 1996 and 1995, and for the years ended June 30, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.





Raleigh, North Carolina
September 27, 1996